NEWS FOR IMMEDIATE RELEASE

April 17, 2003                            For Further Information Contact:
                                          Paul M. Limbert
                                          President & CEO   (304) 234-9000

                                          Nasdaq Trading Symbol: WSBC

WesBanco Elects Directors

Wheeling, WV . . . . WesBanco, Inc. (Nasdaq:WSBC) Chairman of
the Board James C. Gardill, announced the election results for the company's Annual Shareholder's Meeting held today. The principal business conducted at the meeting was the election of directors of the Wheeling, West Virginia based multi-state bank holding company.

Elected to serve a three year term expiring at the Annual Stockholders Meeting in 2006 were: Ray A. Byrd, Lawyer - Member-Manager, Schrader, Byrd & Companion, PLLC; James D. Entress, Oral & Maxillo-Facial Surgeon - Retired; Ernest S. Fragale, former President, WesBanco Mortgage Company; Edward M. George, Vice Chairman, WesBanco, Inc., former President and CEO; Carter
W. Strauss, President, Strauss Industries, Inc.; Reed J. Tanner, Certified Public Accountant, Simpson & Osborne, A.C. and Robert
K. Tebay, Owner-Operator, Tebay Dairy.

Elected to a two-year term that will expire at the Annual
Stockholders Meeting in 2005 was: Jay T. McCamic, Lawyer -
President, McCamic, Sacco & Pizzuti, PLLC.

In addition to the directors elected at the Annual Meeting, the following members continue to serve on the Board of Directors of WesBanco, Inc. for a term that will expire at the Annual Stockholders Meeting in 2005: R. Peterson Chalfant, Lawyer; John
H. Cheffy, Retired - former Vice President/Cashier, WesBanco Bank Barnesville; Abigail M. Feinknopf, Marketing Representative
- Feinknopf Photography, Columbus, Ohio and Freelance Writer; John W. Kepner, Funeral Director - President, Kepner Funeral Homes, Inc. and Joan C. Stamp, Director, West Virginia University Foundation.



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WesBanco Directors

Continuing to serve on the board of directors for a term that will expire at the Annual Stockholders Meeting in 2004 are:
James E. Altmeyer, President, Altmeyer Funeral Homes, Inc.; Christopher V. Criss, President & CEO, Atlas Towing Co.; James
C. Gardill, Chairman of the Board, WesBanco, Inc., Lawyer, Member-Manager, Phillips, Gardill, Kaiser & Altmeyer, PLLC; Roland L. Hobbs, Member, Wheeling Park Commission, Chairman, Oglebay Foundation, Inc. and William E. Mildren, Jr., former Vice Chairman, WesBanco, Inc.

WesBanco is a multi-state bank holding company presently operating through 72 banking offices in the States of West Virginia, Ohio and Pennsylvania. Its principal subsidiaries include WesBanco Bank, Inc., an insurance company, WesBanco Insurance Services, and WesBanco Securities, Inc., a full service broker/dealer that also operates Mountaineer Securities, WesBanco's discount brokerage operation.

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